EXHIBIT 10.1

                            RECEIVER'S BILL OF SALE


         I, Allan M. Shine, in my capacity as the duly appointed Permanent Receiver of E. Rosen Company, by the authority vested in me by Order of the Providence County Superior Court of the State of Rhode Island entered on the 17th day of September, 1998, in the Receivership proceeding pending before that Court, docketed as P.M. No. 98-3870 and pursuant to the Offer To Purchase annexed hereto as Exhibit A, in consideration of $4,000,000.00 paid by Sherwood Brands of RI Inc., the receipt of which sum is hereby acknowledged, do hereby convey and assign to Sherwood Brands of RI Inc., free and clear of all claims and liens and encumbrances, all of my right, title and interest as said Permanent Receiver in and to the following described assets belonging to E. Rosen Company located at the business premises of said company in Pawtucket and Central Falls in Rhode Island and Fall River and New Bedford in Massachusetts: all machinery and equipment, all inventory, including raw materials, intermediate goods, and finished goods (except the excluded inventory listed on Exhibit B), all dies and tools, all furniture, all non-real estate fixtures, all motor vehicles, trade names, trademarks and brand names, customer lists and goodwill, and all financial books and records of E. Rosen Company pertaining to its business operations (collectively the "Assets").

         Expressly excluded from this sale and conveyance hereunder are any and all other assets of E. Rosen Company that are not described herein as the Assets, which excluded assets shall herein be referred to as the "Excluded Assets." The Excluded Assets shall include, without limiting the generality of the foregoing, any machinery, equipment or property leased or loaned to E. Rosen Company, and/or not owned by E. Rosen Company, such as, by way of example, refuse containers, compactors, uniforms and towels, all computer equipment and accessories leased by E. Rosen Company from TAL Financial, the excluded inventory listed on Exhibit A annexed hereto, all real estate fixtures that are necessary to operate or maintain the real estate premises owned by The Erco Corporation and/or E. Rosen Company unless the same are necessary for the operation of equipment or machinery in connection with the manufacturing process, such as by way of example cooling, heating and air conditioning equipment utilized in the manufacture or preservation of product, any and all cash, all accounts receivable, and all proceeds thereof, and any and all goods, inventory or merchandise relating to such accounts receivable that may be returned to E. Rosen Company, all tax refunds of any kind or nature due and owing from any taxing authorities, all pre-paid deposits, unearned insurance premiums and insurance policies, all choses-in-action not customarily available in the trade or industry in connection with the continued business operations of E. Rosen Company, any and all claims relating to reclamation, replevin or of a similar nature against or involving third parties and E. Rosen Company, and any and all claims of any kind or nature of the Receiver or the Receivership Estate of E. Rosen Company against any stockholder, officer, director, employee, or other insider of said company, including but not limited to any and all claims against any such parties for breach of fiduciary duties, and any and all claims of any kind or nature against any entities or individuals relative to preferential transfers, fraudulent conveyances or breach of duty to E. Rosen Company and/or its creditors, and the proceeds of any of the foregoing Excluded Assets.

         This sale is made without any representations or warranties whatsoever, including but not limited to, any representations or warranties concerning quantity, quality, durability, condition, merchantability, fitness for any purpose, or any other aspects of said Assets, and all said Assets are sold "as is" and "where is."

         Notwithstanding anything herein to the contrary, the person executing this instrument in his representative capacity as Receiver shall not be personally liable.

Witness my hand this 24th day of September, 1998.

                                                /s/ ALLAN M. SHINE
                                                --------------------------------
                                                Allan M. Shine, as and only as
                                                Receiver of E. Rosen Company,
                                                and not individually.
                                                Dated: 9/25/98 as of 9/24/98

                         ACKNOWLEDGEMENT OF RECEIPT OF
                            BILL OF SALE AND ASSETS


         The undersigned hereby acknowledges receipt of the executed original foregoing Receiver's Bill of Sale and all Assets referred to therein, and upon the terms and condition set forth therein.

                                             Sherwood Brands of RI, Inc.

                                             By: /s/ UZIEL FRYDMAN
                                                --------------------------------
                                                Print Name:
                                                Dated:

                                   EXHIBIT A

STATE OF RHODE ISLAND                                             SUPERIOR COURT
PROVIDENCE, SC.

Harris Rosen

                vs.                                               P.M.#98-3870

E. Rosen Company

                  OFFER TO PURCHASE ASSETS OF E. ROSEN COMPANY
           TO ALLAN M. SHINE, RECIEVER OF THE ABOVE-NAMED DEFENDANT:

         The undersigned ("Purchaser") does hereby offer to purchase all of your right, title, and interest as Receiver, free and clear of mortgages, liens, claims, interests and encumbrances, in and to the following assets used in the business operations of the aforedescribed Defendant, for the amounts set forth below:

         1. Machinery and Equipment (including dies, tools, furniture, fixtures and vehicles, but excluding computer leased from TAL Financial $2,750,000
                            ----------
         2.       Inventory $1,150,000
                            ----------
         3.       Accounts Receivable NO OFFER
                                      --------
         4.       Trade names, trademarks, customer lists and good will $100,000
                                                                        --------
         5.       Entirety bid for assets 1, 2 and 4 $4,000,000
                                                     ----------
         (collectively called the "Rosen Assets")

         Purchaser expressly acknowledges and agrees that any and all other assets of Defendant, other than those described above as the Rosen Assets are expressly excluded from the sale contemplated herein, which assets are hereinafter referred to as the "Excluded Assets", which Excluded Assets shall include, without limiting the generality of the foregoing, any and all cash, all tax refunds of any kind or nature due and owing from any taxing authorities, pre-paid deposits, unearned insurance premiums, insurance policies, choses-in-action not customarily available in the trade or industry in connection with the continued business operations of Defendant, any property leased or loaned to Defendant, and/or not owned by Defendant, such as refuse containers, compactors, uniforms and towels, and any all claims of any kind or nature of the Receiver or the Receivership Estate of Defendant against any stockholder, officer, director, employee, or other insider of Defendant, including but not limited to any and all claims against any such parties for breach of fiduciary duties, and any and all claims of any kind or nature against any entities or individuals relative to preferential transfers, fraudulent conveyances or breach of duty to Defendant and/or its creditors, and the proceeds of any of the foregoing Excluded Assets.

         The Receiver is also prepared to consider non-confirming bids submitted to him, such as for the lollypop line, so-called.

         Purchaser expressly agrees to fulfill at its own expense any and all orders on hand at date of closing for orders that have not been completed at date of closing and shall be entitled to proceeds of such orders.

         The Purchaser hereby encloses a certified check or bank check in the amount of $100,000 as a deposit in connection with this Offer. It is understood that you will hold this deposit in escrow, in an interest bearing account, pending submission of this Offer to the Providene County Superior Court in this receivership proceeding (the "Court").

         This Agreement fully and completely expresses the parties' agreement, and all understandings and agreements heretofore had between the parties, if any, are extinguished and of no force and affect except to the extent such are expressly set forth herein, and this Agreement is entered into after full investigation by the Purchaser of the Rosen Assets, and no reliance is made by Purchaser upon any statements or representations not embodied in this Agreement.

         If you are agreeable to accepting this Offer on the terms herein stated, please indicate below. This Offer and the agreement between the parties is subject to the approval of the Court in the aforedescribed receivership proceeding. The Purchaser understands that the Receiver and Court may entertain any higher Offers for the Rosen Assets prior to Court approval of this Offer. In the event that this Offer is approved by said Court, the balance of the purchase price shall be paid to the Receiver by certified or bank check on the second business day following the date of entry of the Court Order approving this Offer, or on such earlier date as agreed to by the parties, so long as such Court Order is not the subject of an injuction or stay prohibiting consummation of the sale contemplated in the Agreement (the "Closing Date"). It is agreed and understood that time is of the essence.

         If the Purchaser shall fail to pay the balance of the purchase price within said period, the Reciver may, at his option, resell the Rosen Assets, without notice to the Purchaser, and without previously tendering the Rosen Assets to the Purchaser. Such resale shall not, however, release the Purchaser from liability for breach of the terms of this Offer and, in case of such default, the Receiver shall have the right to retain the deposit towards the payment of any damages to which the Receiver may be entitiled by reason of said default, without prejudice to any right to other or further damages or to pursue any remedy, legal and/or equitable, which my accrue to the Receiver by reason of such default. If Court approval of this Offer is not obtained within 45 days from the date of the Receiver's acceptance hereof, this Offer shall terminate, whereupon the Receiver shall return to the Purchaser the deposit delivered to the Receiver in connection with this Offer.

         This agreement and transfers resulting from this Offer are and shall be made without any representations or warranties whatsoever, by or from the Receiver, including but not limited to, any representations or warranties concerning quantity, quality, durability, condition, merchantability, fitness for any purpose, or any other aspects of the Rosen Assets, and the Rosen Assets are sold "as is" and "where is".

                                         Sherwood Brands, Inc.

                                         By: /s/ UZIEL FRYDMAN
                                            ------------------------------------
                                            Uziel Frydman, President
                                            6110 Executive Boulevard Suite 1080
                                            Rockville, MD 20852
                                            (301) 881-9340

                                          Dated:  9/17/1998
                                                  ---------


ACCEPTED:

/s/ ALLAN M. SHINE
------------------------------
Allan M. Shine, Esq., as and
only as Receiver of E. Rosen
Company, and not individually
Dated: 9/17/98

                                   EXHIBIT B

                               EXCLUDED INVENTORY

ITEM #             QUANTITIY                     DESCRIPTION
------             ---------                     -----------
371800             452 Cases           GT Halloween Pops Asst.
400700             450 Pallets         SC Gingerbread House
400800             555 Pallets         SC Duck Nutcracker
401000             627 Pallets         SC Basket Asst - Summer/Fall
401200             185 Pallets         SC Large Hamper
401400             112 Pallets         SC Braided Rope Basket
409800              47 Cases           RL Fall Basket Asst.
421300             189 Cases           RL Ceramic Cookie House
423500              71 Cases           RL Set of Cheeseboards
499300              47 Cases           RL Brunch Board Set
388300            2828 Cases           Bag of Gummi Skulls
372900            2402 Cases           RA Bag of Smile Pops
380000            1675 Cases           RA Pumpkin Clip Strip
381100            8700 Cases           WM Bag of Pumpkin Pops

                         ACKNOWLEDGEMENT OF RECEIPT OF
                           SUPPLEMENTAL BILL OF SALE


         The undersigned hereby acknowledges receipt of the executed original foregoing Receiver's Supplemental Bill of Sale and the Supplemental Assets referred to therein upon the terms and conditions set forth therein.

                                                 Sherwood Brands of RI, Inc.


                                                 By: /s/ UZIEL FRYDMAN
                                                    ----------------------------
                                                    Print Name:
                                                    Dated: